Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Charles Michaud, Jr., Vice President, Corporate Controller and Treasurer of Homology Medicines, Inc. (the “Company”) hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Report”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 12, 2024	By:	/s/ Charles Michaud, Jr.
Charles Michaud, Jr.
Vice President, Corporate Controller and Treasurer (Principal Financial and Accounting Officer)